UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2008

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 19, 2008, On Demand Group Limited (“ODG”), a wholly-owned subsidiary of SeaChange International, Inc. (“SeaChange”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) providing for the purchase by ODG of the outstanding capital stock (the “Mobix Shares”) of Mobix Interactive Limited (“Mobix”). Mobix is a London, England based company that provides software and content services related to the deployment of mobile video services for wireless network operators. A copy of the Share Purchase Agreement is attached hereto as Exhibit 2.1.

At the closing, ODG paid the shareholders of Mobix approximately 2 million (approximately $3 million) in cash for the Mobix Shares, with an additional 1 million (approximately $1.5 million) deposited in escrow to be released on the later of February 19, 2009 and the date certain performance goals have been satisfied, with the amount of the escrow being subject to reduction should there have been a breach of the representations, warranties, covenants and agreements contained in the Share Purchase Agreement.

In addition, under the earnout provisions in the Share Purchase Agreement, if Mobix meets certain performance goals, primarily related to the financial performance of Mobix, over the period ending November 19, 2011, ODG will be obligated to make additional cash payments aggregating 8.29 million (approximately $12.4 million). The contingent consideration will be reduced or increased based upon Mobix’s actual performance relative to the performance goals. The terms of the transaction are the result of arm’s length negotiation among the parties.

The description contained in this Item 1.01 is qualified in its entirety by reference to the full text of the Share Purchase Agreement.

A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

See Item 1.01 above.

Item 2.02.	Results of Operations and Financial Condition.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the press release of SeaChange, dated November 25, 2008, reporting SeaChange’s financial results for the fiscal quarter ended October 31, 2008.

The information contained herein, including the exhibit attached and incorporated herein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by SeaChange, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

As of the date of filing this Current Report on Form 8-K, it is impracticable for SeaChange to provide the financial statements required by Item 9.01(a) of Form 8-K. In accordance with Item 9.01(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K no later than February 2, 2009, the next business day following 71 days after the required filing date for this Current Report.

(b)	Pro Forma Financial Information.

As of the date of filing this Current Report on Form 8-K, it is impracticable for SeaChange to provide the pro forma financial information required by Item 9.01(b) of Form 8-K. In accordance with Item 9.01(b)(2) of Form 8-K, such financial information will be filed by amendment to this Form 8-K no later than February 2, 2009, the next business day following 71 days after the required filing date for this Current Report.

(d)	Exhibits.

The following Exhibits are furnished as part of this report:

Exhibit No.	Description
2.1	Share Purchase Agreement, dated as of November 19, 2008, by and among On Demand Group Limited and the other parties set forth on the signature pages thereto.

99.1	Press release issued by SeaChange International, Inc., dated November 25, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Kevin M. Bisson
Kevin M. Bisson
Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration

Dated: November 25, 2008

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Purchase Agreement, dated as of November 19, 2008, by and among On Demand Group Limited and the other parties set forth on the signature pages thereto.

99.1	Press release issued by SeaChange International, Inc., dated November 25, 2008